Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record First Quarter Results

Revenue Increased 13% to $834 Million
Operating Cash Flow Increased 24% to $213 Million

Sarasota, Florida, April 28, 2014 ... Roper Industries, Inc. (NYSE: ROP), a diversified technology company, reported financial results for the first quarter ended March 31, 2014.

Roper reports results, including revenue, operating margin, net income and diluted earnings per share, on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

First quarter revenue increased 13% to $834 million.  Net earnings for the first quarter were $147 million, or $1.46 per diluted share.  Operating profit was $223 million, an increase of 21% over last year's GAAP operating profit and 18% over last year's adjusted operating profit. Orders increased to $846 million and represented a book-to-bill ratio of 1.01.  Operating cash flow in the quarter increased 24% to $213 million and represented 25% of revenue.

"Our businesses performed exceptionally well in the quarter, with record first quarter performance for orders, revenue, margins and cash flow," said Brian Jellison, Roper's Chairman, President and CEO.  "Revenue increased 13%, including 7% organic growth in the quarter.  This performance was broad-based, with all four operating segments increasing organic revenue at least 5%."

"Our continued expansion into asset-light medical, technology and service businesses, combined with outstanding execution across the enterprise, resulted in free cash flow of $202 million, 26% higher than last year's first quarter," continued Mr. Jellison.  "EBITDA reached $274 million and represented 32.8% of revenue.  In addition, our balance sheet and financial capacity are in the best shape in our history, and we are encouraged about our prospects for the remainder of the year."

2014 Guidance Update

As a result of its first quarter performance, Roper is increasing its full year diluted earnings per share guidance from $6.05 - $6.25 to $6.22 - $6.36.  Second quarter diluted earnings per share  is expected to be $1.46 - $1.51. The company's guidance excludes the impact of any future acquisitions.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Q1 Revenue Growth Detail
	Revenue	V%
Q1 2014 GAAP Revenue (A)	$834

Q1 2013 GAAP Revenue	$737	13%
Sunquest Adjustment to Acquired Deferred Revenue	4
Q1 2013 Adjusted Revenue (B)	$741
Increase (B)/(A)		13%

Components of Growth
Organic		7%
Acquisitions		5%
Foreign Exchange		--
Rounding		1%
Total Growth		13%

Table 2:  Free Cash Flow Reconciliation

	Q1 2013	Q1 2014	V%
Operating Cash Flow	$171.3	$212.6	24%
Less: Capital Expenditures	(11.2)	(10.5)
Rounding	---	0.1
Free Cash Flow	$160.1	$202.2	26%

Table 3:  EBITDA Reconciliation
Q1 2014
Revenue (B)	$834.1

Net Earnings	$147.2
Add: Interest Expense	19.8
Add: Income Taxes	57.8
Add: Depreciation & Amortization	48.7
EBITDA (A)	$273.5

% of Revenue (A) / (B)	32.8%

Table 4:  Reconciliation of Q1 2013 GAAP Operating Profit to Adjusted Operating Profit
	Operating Profit	V%
Q1 2014 GAAP Operating Profit (A)	$223

Q1 2013 GAAP Operating Profit	185	21%
Sunquest Adjustment to Acquired Deferred Revenue	4
Q1 2013 Adjusted Revenue (B)	$189
Increase (B)/(A)		18%

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, April 28, 2014.  The call can be accessed via webcast or by dialing +1 888-510-1786 (US/Canada) or +1 719-457-2661, using confirmation code 2783016.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.roperind.com) prior to the start of the call. Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 2783016.

About Roper Industries

Roper Industries is a diversified technology company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including software information networks, medical, water, energy, and transportation. Additional information about Roper is available on the company's website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	March 31,	December 31,
ASSETS	2014	2013

CURRENT ASSETS:
Cash and cash equivalents	$502,885	$459,720
Accounts receivable	514,081	519,075
Inventories	209,383	204,923
Unbilled receivable	95,274	86,945
Deferred taxes	70,069	64,464
Other current assets	40,478	38,210
Total current assets	1,432,170	1,373,337

PROPERTY, PLANT AND EQUIPMENT, NET	116,590	117,310

OTHER ASSETS:
Goodwill	4,540,022	4,549,998
Other intangible assets, net	1,997,924	2,039,136
Deferred taxes	27,196	28,773
Other assets	75,801	76,427
Total other assets	6,640,943	6,694,334

TOTAL ASSETS	$8,189,703	$8,184,981

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$144,168	$150,313
Accrued compensation	92,820	107,953
Deferred revenue	207,957	209,332
Other accrued liabilities	162,559	153,712
Income taxes payable	43,035	4,275
Deferred taxes	6,511	6,490
Current portion of long-term debt	10,923	11,016
Total current liabilities	667,973	643,091

NONCURRENT LIABILITIES:
Long-term debt	2,304,143	2,453,836
Deferred taxes	771,243	783,805
Other liabilities	89,099	91,199
Total liabilities	3,832,458	3,971,931

STOCKHOLDERS' EQUITY:
Common stock	1,017	1,013
Additional paid-in capital	1,258,910	1,229,233
Retained earnings	3,086,465	2,959,196
Accumulated other comprehensive earnings	30,272	43,083
Treasury stock	(19,419)	(19,475)
Total stockholders' equity	4,357,245	4,213,050

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,189,703	$8,184,981

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2014	2013

Net sales	$834,052	$737,135
Cost of sales	345,116	315,559

Gross profit	488,936	421,576

Selling, general and administrative expenses	265,536	236,399

Income from operations	223,400	185,177

Interest expense	19,827	20,858
Other income/(expense)	1,420	(2,492)

Earnings from continuing operations before
income taxes	204,993	161,827

Income taxes	57,767	36,913

Net Earnings	$147,226	$124,914

Earnings per share:
Basic	$1.48	$1.26
Diluted	$1.46	$1.25

Weighted average common and common
equivalent shares outstanding:
Basic	99,557	98,876
Diluted	100,572	99,986

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2014		2013
	Amount	%	Amount	%
Net sales:
Industrial Technology	$197,001		$182,239
Energy Systems & Controls	155,171		145,642
Medical & Scientific Imaging	256,199		200,444
RF Technology	225,681		208,810
Total	$834,052		$737,135

Gross profit:
Industrial Technology	$98,470	50.0%	$93,311	51.2%
Energy Systems & Controls	85,965	55.4%	80,906	55.6%
Medical & Scientific Imaging	184,850	72.2%	134,869	67.3%
RF Technology	119,651	53.0%	112,490	53.9%
Total	$488,936	58.6%	$421,576	57.2%

Operating profit*:
Industrial Technology	$56,056	28.5%	$52,945	29.1%
Energy Systems & Controls	37,025	23.9%	35,722	24.5%
Medical & Scientific Imaging	89,771	35.0%	59,928	29.9%
RF Technology	62,560	27.7%	56,630	27.1%
Total	$245,412	29.4%	$205,225	27.8%

Net Orders:
Industrial Technology	$204,881		$179,807
Energy Systems & Controls	150,915		157,537
Medical & Scientific Imaging	256,340		216,121
RF Technology	234,345		240,118
Total	$846,481		$793,583

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $22,012 and $20,048 for the three months ended March 31, 2014 and 2013, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Three months ended
	March 31,
	2014	2013

Net earnings	$147,226	$124,914
Non-cash items:
Depreciation	9,666	9,342
Amortization	39,037	34,099
Stock-based compensation expense	14,571	12,969
Income taxes	24,829	16,348
Changes in assets and liabilities:
Receivables	(3,764)	14,454
Inventory	(4,712)	(11,687)
Accounts payable	(5,914)	1,760
Accrued liabilities	(6,973)	(27,262)
Other, net	(1,338)	(3,669)
Cash provided by operating activities	212,628	171,268

Business acquisitions, net of cash acquired	(2,146)	(2,240)
Capital expenditures	(10,478)	(11,205)
Other, net	108	235
Cash used by investing activities	(12,516)	(13,210)

Principal debt payments	(433)	(52)
Revolver payments, net	(150,000)	(100,000)
Dividends	(19,863)	-
Excess tax benefit from share-based payment	7,511	4,364
Proceeds from stock-based compensation, net	8,026	6,229
Premium on convertible debt conversions	(1,174)	(109)
Other, net	1,302	764
Cash used by financing activities	(154,631)	(88,804)

Effect of exchange rate changes on cash	(2,316)	(9,822)

Net increase in cash and equivalents	43,165	59,432
Cash and equivalents, beginning of period	459,720	370,590

Cash and equivalents, end of period	$502,885	$430,022